Exhibit 3.2

                                     BY-LAWS

                                       OF

                           GREG MANNING DELAWARE, INC.

                                   ARTICLE 1
                                  Stockholders

         1.1 Place of Meetings. Meetings of stockholders must be held at such place, either within or outside the State of Delaware, as the board of directors may designate from time to time.

         1.2 Annual Meetings. Annual meetings of stockholders must be held at the day and time fixed, from time to time, by the board of directors, except if that day is a legal holiday, then the annual meeting will be held on the next following business day. At each annual meeting the stockholders may elect a board of directors by plurality vote and transact such other business as may be properly brought before the meeting.

         1.3 Special Meetings. Special meetings of the stockholders may be called by the board of directors, the Chairman of the Board, or the Chief Executive Officer, and must be called by the Chief Executive Officer at the request of the holders of at least 20% of the outstanding shares entitled to vote at that meeting. If the special meeting is called by a person or persons other than the board of directors, the board of directors must determine the time and place of that meeting, which must be held between 35 and 120 days after receipt of the request for the meeting.

         1.4 Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting must be given by or at the direction of the board of directors to each stockholder entitled to vote at the meeting at least ten, but not more than 60, days prior to the meeting. Notice of any special meeting must state in general terms the purpose or purposes for which the meeting is called.

         1.5 Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at that meeting; but if there is less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat that might have been transacted at the meeting as originally called.

         1.6 Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the certificate of incorporation or these bylaws, will have one vote for each such share standing in that registered owner's name on the books of the Corporation. Except as otherwise required

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by statute, the certificate of incorporation, or these bylaws, all matters other than the election of directors brought before any meeting of the stockholders will be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at that meeting and voting thereon, a quorum being present.

         1.7 Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date will not be less than ten nor more than 60 days prior to that meeting. In the absence of any action by the board of directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

         1.8 Inspectors of Election. The board of directors, or, if the board of directors has not made the appointment, the chairman presiding at any meeting of stockholders, will have the power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director may be appointed as an inspector at any meeting for the election of directors.

         1.9 Chairman of Meetings. The Chairman of the Board or, in his absence, the Chief Executive Officer will act as chairman of any meeting of the stockholders. In the absence of both the Chairman of the Board and the Chief Executive Officer, a majority of the members of the board of directors present in person at that meeting may appoint any other officer or director to act as chairman of the meeting.

         1.10 Secretary of Meetings. The Secretary of the Corporation will act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

         1.11 Nominations of Directors. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nomination or proposal at an annual meeting or special meeting, that stockholder must give notice thereof in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Corporation, of that stockholder's intent to nominate candidates or make one or more proposals no later than (1) with respect to an election to be held at an annual meeting of stockholders, 60 days prior to the first anniversary of the date of the last annual meeting of stockholders that called for the reelection of directors, and
(2) with respect to an election held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of that special meeting is first given to stockholders. Each such notice must set forth (1) the name, age, business address, and if known, residence address of each nominee proposed in such notice, (2) the principal occupation for employment of each such nominee, and (3) the number of shares of stock of the Corporation that are beneficially owned by each such nominee. In addition, the stockholder

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making that nomination must promptly  provide any other  information  reasonably requested by the Corporation.

                                   ARTICLE 2
                               board of directors

         2.1 Number of Directors. The board of directors must consist of no less than one member. Subject to the foregoing limitation, the number of directors may from time to time be fixed by resolution of a majority of the board of directors at any meeting thereof.

         2.2 Classified Board. The board of directors must be divided into three classes that are as nearly equal in number as is possible. At the first election of directors to that classified board of directors, each Class I director will be elected to serve until the next ensuing annual meeting of stockholders, each Class II director will be elected to serve until the second ensuing annual meeting of stockholders, and each Class III director will be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the meeting at which the board of directors is initially classified, the number of directors equal to the number of the class whose term expires at the time of that meeting will be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders, directors will be elected to hold office until their successors are elected and qualified or until their earlier resignation, removal from office, or death.

         2.3 Changes in Number. In the event of any change in the authorized number of directors, the number of directors in each class will be adjusted so that thereafter each of the three classes are composed, as nearly as may be possible, of one-third of the authorized number of directors; provided that any change in the authorized number of directors will not increase or shorten the term of any director, and any decrease will become effective only as and when the term or terms of office of the class or classes of directors affected thereby expire, or a vacancy or vacancies in such class or classes occurs.

         2.4 Vacancies. Whenever any vacancy occurs in the board of directors by reason of death, resignation, removal, increase in the number of directors, or otherwise, it may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum of the board of directors, or by a sole remaining director until a successor is elected and qualified at an annual meeting of stockholders or at a special meeting called for that purpose.

         2.5 First Meeting. The first meeting of each newly elected board of directors, with respect to which no notice will be necessary, must be held immediately following the annual meeting of stockholders at which directors were elected or any adjournment thereof, at the place that annual meeting of stockholders was held or at such other place as a majority of the members of the newly elected board of directors who are then present determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before that meeting.

         2.6 Regular Meetings. Regular meetings of the board of directors, other than the first meeting, may be held without notice at such times and places as the board of directors may from time to time determine.

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         2.7 Special Meetings. Special meetings of the board of directors may be called by order of the Chairman of the Board, the Chief Executive Officer, or any two directors. Notice of the time and place of each special meeting must be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, sending by facsimile, or delivering personally the same at 24 hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the certificate of incorporation or these bylaws, any and all business may be transacted at any special meeting.

         2.8 Place of Conference Call Meeting. Any meeting at which one or more of the members of the board of directors or of a committee designated by the board of directors participates by means of conference telephone or similar communications equipment will be deemed to have been held at the place designated for that meeting, provided that at least one member is at that place while participating in the meeting.

         2.9 Organization. Every meeting of the board of directors must be presided over by the Chairman of the Board, or, in his absence, the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief
Executive Officer, a presiding officer must be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

         2.10 Quorum; Vote. A majority of the directors then serving will constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the certificate of incorporation, or these bylaws, all matters coming before any meeting of the board of directors will be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

         2.11 Removal of Directors. Notwithstanding any other provision of the certificate of incorporation or these bylaws, any director or class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article 2 will not apply with respect to the director or directors elected by those holders of preferred stock.

         2.12 Compensation. The board of directors may fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

         2.13 Resignations. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the board of directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation will take effect at the time

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specified  therein or, if the time when it becomes  effective  is not  specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation is not necessary to make it effective.

         2.14  Committees.   (a)  The  board  of  directors,  by  resolution  or
resolutions adopted by a majority of the members of the whole board of directors, may appoint an Executive Committee. Any Executive Committee must consist of one or more members of the board of directors and must include the Chairman of the Board or the Chief Executive Officer or both of them. Between any meetings of the board of directors, any Executive Committee will have and may exercise all the powers and authority of the board of directors except as forbidden by law or these bylaws or as the board of directors may specifically reserve by resolution.

               (b) The board of directors, by resolution or resolutions adopted by a majority of the members of the whole board of directors, may also appoint such other committees as it may deem appropriate. Each such committee will consist of one or more members of the board of directors and will have only such authority as the board of directors may specifically delegate by resolution. The Chairman of the Board or the Chief Executive Officer will be an ex officio member with full voting rights as a member of each committee.

               (c) No committee will have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the bylaws of the Corporation or adopting, amending or recommending to the stockholders any other action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; and, unless a resolution of the board of directors, the certificate of incorporation, or these bylaws expressly so provide, no committee will have the power or authority to declare a dividend or to authorize the issuance of stock.

               (d) A majority of each committee may determine its agenda and may fix the time and place of its meetings, unless provided otherwise by the board of directors. The board of directors has the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee. No director will continue to be a member of any committee after that director ceases to be a director of the Corporation.

               (e) Each committee must keep a written record of its acts and proceedings and must submit that record to the board of directors at such times as requested by the board of directors. Failure to submit any such record, or failure of the board of directors to approve any action indicated therein, will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of that action was, or should have been, submitted to the board of directors as herein provided.

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                                   ARTICLE 3
                                    Officers

         3.1 General. The board of directors must elect the officers of the Corporation, which include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and such other or additional officers (including, without limitation, one or more Vice-Chairmen of the Board, Executive Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers) as the board of directors may designate.

         3.2 Term of Office; Removal and Vacancy. Each officer will hold office until that officer's successor is elected and qualified or until that officer's earlier resignation or removal. Any officer or agent will be subject to removal with or without cause at any time by the board of directors. The board of directors may fill any vacancies in any office, whether occurring by death, resignation, removal or otherwise.

         3.3 Powers and Duties. Each of the officers of the Corporation will, unless otherwise ordered by the board of directors, have such powers and duties as generally pertain to that officer's office as well as those powers and duties as from time to time may be conferred upon that officer by the board of directors. Unless otherwise ordered by the board of directors after these bylaws are adopted, the Chief Executive Officer is the chief executive officer of the Corporation.

         3.4 Power to Vote Stock. Unless otherwise ordered by the board of directors, the Chairman of the Board and the Chief Executive Officer each have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of that stock at any such meeting and have power and authority to execute and deliver proxies, waivers, and consents on behalf of the Corporation in connection with exercise by the Corporation of the rights and powers incident to the ownership of that stock. The board of directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE 4
                                  Capital Stock

         4.1 Certificates of Stock. The board of directors shall from time to time prescribe the form of certificates representing shares of capital stock of the Corporation. To be valid, such each such certificate must be signed by the Chairman of the Board, the Chief Executive Officer, or the President and by the Chief Financial Officer or the Secretary.

         4.2 Transfer of Stock. Shares of capital stock of the Corporation are transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

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         4.3 Ownership of Stock. The Corporation is entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and is not bound to recognize any equitable or other claim to or interest in those shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE 5
                                 INDEMNIFICATION

         5.1 Indemnification. Except to the extent expressly prohibited by the Delaware General Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         5.2 Expenses. The Corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.

         5.3 Nonexclusivity. Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

         5.4 Amendment. Anything in these bylaws to the contrary notwithstanding, no elimination of this Article 5, and no amendment of this
Article 5 adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder will be effective until the 60th day following notice to that Indemnified Person of that action, and no elimination of or amendment to this Article 5 will thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to that 60th day.

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         5.5 No  Inconsistent  Action.  The  Corporation  shall  not,  except by elimination  or  amendment  of this  Article 5 in a manner  consistent  with the
Article 5.4, take any corporate action or enter into any agreement that prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this Article 5. The indemnification of any Indemnified Person provided by this Article 5 will be deemed to be a contract between the Corporation and each Indemnified Person and will continue after that Indemnified Person has ceased to be a director or officer of the Corporation and will inure to the benefit of that Indemnified Person's heirs, executors, administrators and legal representatives. If the Corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article 5 and an Indemnified Person commences an action or proceeding to recover such payment, the Corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

         5.6 Indemnification Agreement. The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement will not affect or limit the rights of such Indemnified Person pursuant to this Article 5, it being expressly recognized hereby that all directors or officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Persons who are not directors or officers of the Corporation will be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the board of directors.

         5.7 Unenforceability. In case any provision in this Article 5 shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article 5.

         5.8 Definition. For purposes of this Article 5, the term "Corporation" includes any legal successor to the Corporation, including any corporation that acquires all or substantially all of the assets of the Corporation in one or more transactions.

                                   ARTICLE 6
                                  Miscellaneous

         6.1 Corporate Seal. The seal of the Corporation must be circular in form and contain the name of the Corporation and the year and state of incorporation.

         6.2 Fiscal Year. The board of directors has the power to fix, and to change from time to time, the fiscal year of the Corporation.


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